EXHIBIT 10.1

                       BUSINESS ASSETS TRANSFER AGREEMENT


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                       Business Assets Transfer Agreement


     This Agreement is entered into as of April 28th, 2004 by and between Carl Urich, a Sole Proprietorship located at 7293 S. Sherman St., Littleton, CO 80122 ("Seller"), and Global Envirotech, Inc., a Colorado Corporation, located at Wheatridge, Colorado ("Buyer").

         Recitals

     1. The Seller is in the business of manufacturing and marketing the Turbomaster Fuel Saving device (the "Product"), from offices presently located at 7293 S. Sherman St., Littleton, CO 80122) (collectively referred to as the "Business").

     2. The sole owner of Seller is Carl Urich of Littleton Colorado 80122.

     3. The Seller desires to transfer to the Buyer the Business, its Products and certain of the properties and assets owned by the Seller and related to such Business, and the Buyer desires to acquire the Business, Products, properties, and assets, given the terms and conditions described in this Agreement, as of the close of the business day of May 1st, 2004. ("Closing Date").

     4. The Buyer and the Seller desire to describe in this Agreement the terms and conditions of the sale and purchase of the Business, its properties and assets.

                                    Agreement

1. PURCHASE OF ASSETS AND ASSUMPTION OF LIABILITIES

     1.1 ASSETS

1.1.1 Subject to the terms, conditions, representations and warranties made in this Agreement, on the Closing Date, the Seller will validly sell, assign, transfer, grant, bargain, deliver and convey to the Buyer, and the Buyer will validly purchase from the Seller the entire right, title and interest in and to the Business, as a going concern, and all assets (except as otherwise specifically provided in this Agreement) used by the Seller in or arising out of such Business, including, without limiting the generality of the foregoing, all of the following assets (the "Assets"): One Million (1,000,000) shares of stock and assumption of all liabilities.

1.1.2 Product, Inventory and supplies listed in Exhibit A.

1.1.3 Trade Accounts  Receivable  listed in Exhibit B (except those described in
Section 1.2).

1.1.4 Office furniture, office equipment, manufacturing equipment, computer equipment and other machinery and equipment listed in Exhibit C.

1.1.5 All of the right, title and interest in and to all fixtures and leasehold improvements of the Seller.

1.1.6 Prepaid expenses, deferred charges, claims for refunds, and deposits.
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1.1.7 Telephone numbers, service marks, the trade name and all other trade names and trademarks (including the goodwill represented by that), trade secrets, Business records and files, lists of Customers and Vendors, promotional materials, copyrighted materials and all other intangible items, including the goodwill of Business as a going concern.

1.1.8 All rights under the contracts, leases, licenses, insurance policies, fidelity and contract bonds, and other Agreements relating to the Business, as listed in Exhibit D (accurate and complete copies of which have previously been delivered to the Buyer).

1.1.9 All documents, files, Agreements, instruments, records, notices, certificates, affidavits, statements, and all other papers and information of any kind relating to the Business or the Assets, including but not limited to such items stored in computer memories, on microfiche, electronically or by any other means, used, made or compiled by or on behalf of the Seller or made available to the Seller (all of which shall be delivered by the Seller to the main premises of the Business (if not already present there) on or before the Closing Date).

1.1.10 All other property and assets of every kind and description whether personal, real, mixed, tangible or intangible, wherever located and whether or not reflected on its balance sheet.

     1.2 ASSETS EXCLUDED

1.2.1 The following assets are not being sold by the Seller or purchased by the Buyer and are specifically excluded from the meaning of the term "Assets":

1.2.2 Cash and cash equivalent items, including Lender accounts, money market accounts, certificates of deposit and Lender deposits, on hand at the close of business on the Closing Date.

1.2.3 Accounts receivable to the extent arising from any trade-out transactions other than those listed on Exhibit E; and

     1.3 LIABILITIES

1.3.1 Subject to the terms and conditions of this Agreement, the Buyer will, as of the Closing Date, assume from the Seller and agrees to discharge only those liabilities and obligations that both accrue and arise after the Closing Date with respect to: (1) the paid sales orders / Agreements for Products as listed on Exhibit A to be delivered by the Seller to the Buyer at the Closing, and (2) the sales Agreements for sales of the Products as listed on Exhibit A to be delivered by the Seller to the Buyer at the Closing, and all commission obligations to the sales personnel of the Seller arising from the sales Agreements to the extent attributable to Products sold after the Closing, and
(3) accrued vacation rights as listed in Exhibit F to be delivered at Closing, and (4) the Agreements listed on Exhibit D, a true and correct copy of each Agreement has been provided to the Buyer by the Seller (for the purposes of this Agreement). An obligation under such Agreements is considered to have arisen and accrued after the Closing Date if performance or sale closed on May 1st, 2004.

2.       INFRINGEMENT

2.1 Each party will notify the other of any infringements of rights in the Products, Trade Names, Trademarks that come to either party's attention.



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2.2 In the event of any  infringement of any rights granted to the Buyer in this
Agreement, the Buyer will have the first option to bring any action for such infringement on behalf of itself and the Seller, and the Seller will cooperate fully with the Buyer in such action; and in such event the Buyer will bear the expenses of the action, may recover its expenses, and receive the proceeds from any sums recovered in the action.

2.3 If the Buyer declines in writing to bring any such action, the Seller may proceed and will pay for all expenses of the action, and may recover its expenses from any sums recovered in the action.

3.       NON-DISCLOSURE AGREEMENT

3.1 While performing this Agreement, the Buyer and the Seller may disclose to each other information concerning their respective inventions, confidential know-how and trade secrets as may be necessary to further the purposes of this Agreement. All such inventions, confidential know-how and trade secrets disclosed shall remain the sole property of the party disclosing them, and the receiving party shall have no interest in or rights with respect to them except as expressly defined in this Agreement. Among other things, the Sellers customer lists and marketing strategy and any confidential information disclosed to the Buyer according to the inspection of items listed in Section 1 are regarded as confidential information by the Seller and, if disclosed or revealed to the Buyer, shall be subject to this Non-Disclosure Agreement.

3.2 The Buyer and the Seller each agree to maintain all such confidential information in confidence to the same extent that it protects its own similar proprietary information, that in no event will be less than the safeguards a reasonably prudent business would exercise in similar circumstances, and further agree to take all reasonable precautions to prevent any unauthorized disclosure of such information. The restriction on disclosure shall survive termination of this Agreement for a period of 2 years but does not apply to any information that (1) becomes generally known or publicly available through no act or failure to act on the part of the receiving party; (2) is furnished to others by the disclosing party without restriction on disclosure; or (3) is rightfully and lawfully furnished to the receiving party by a third party without restriction on disclosure.

4.       DEFAULT; TERMINATION

4.1 In the event of a Material Breach by the Buyer of a material provision of this Agreement, not cured within sixty (60) days after written notice of the breach is delivered to the Buyer by the Seller, then the Seller may, effective sixty (60) days after such notice to the Buyer, terminate this Agreement by delivering written notice of termination to the Buyer. The rights granted to the Buyer under this Agreement will revert to the Seller as provided in Section 4.3. A good faith dispute regarding the determination or calculation of payments due the Seller under this Agreement will not be considered a breach of this Agreement provided that the Buyer deposits the disputed amount in an interest bearing escrow account with a commercial bank and offers to arbitrate the dispute in accordance with the Rules of the American Arbitration Association in [x] (County, State). In addition to or in lieu of its rights to terminate this Agreement upon a Material Breach by the Buyer, the Seller has the right to pursue any remedies the Seller may have at law or in equity.

4.2 In the event of a Material Breach by the Seller of a material provision of this Agreement, which breach is not cured within sixty (60) days after written notice of such breach is delivered to the Seller by the Buyer, then the Buyer may, effective sixty (60) days after such notice to the Seller, terminate this Agreement. In addition to or in lieu of its rights to terminate this Agreement upon a Material Breach by the Seller, the Buyer will have the right to pursue any remedies at law or equity, and the Buyer may pay into an interest bearing escrow account with a commercial bank any payments due the Seller as security for payment of any damages, arising from any Material Breach by the Seller of any provision of this Agreement. Upon resolution of the claim, the amounts in escrow, including accrued interest, will be distributed to the Seller after deduction of the amounts, if any, required to be paid to the Buyer. In any event, the Buyer may terminate this Agreement immediately if the Seller breaches obligations defined in Sections 1, 2, 3 or 4, and any amounts, payments or fees resulting from the Sellers breach, whether directly or indirectly, shall be deemed the property of the Buyer who maintains the rights to all legal and equitable remedies.
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5.       ATTORNEY FEES

5.1 In the event of any litigation or other legal proceeding between the parties arising from this Agreement, the prevailing party shall be entitled to recover, in addition to any other relief awarded or granted, its reasonable costs and expenses (including attorney fees) incurred in the proceeding.

6.       GENERAL

6.1 All notices, demands or consents required or permitted under this Agreement shall be in writing and shall be delivered personally or sent by certified or registered mail to the respective parties at the addresses defined on the first page of this Agreement, or at such other address as shall be given by either party to the other in writing.

6.2 No waiver, amendment or modification of any provisions of this Agreement shall be effective unless in writing and signed by the party against whom such waiver, amendment or modification is sought to be enforced. No failure or delay by either party in exercising any right, power or remedy under this Agreement, except as specifically provided in this Agreement, shall operate as a waiver of any such right, power or remedy.

6.3 This Agreement shall be binding upon and defer to the benefit of the successors and permitted assigns of the Buyer or the Seller. Except as described below, the Buyer or the Seller may not assign any of its rights or delegate any of its obligations under this Agreement to any third party without the express written permission of the other. The Seller understands that the Buyer may assign this Agreement to a partnership or successor corporation and approves such transfer in advance.

6.4 The validity, construction and performance of this Agreement shall be governed by the internal laws of the State of Colorado, without regard to provisions regarding conflicts of law.

6.5 the Buyer and the Seller understand and acknowledge that violation of their respective covenants and Agreements may cause the other irreparable harm and damage, that may not be recovered at law, and each agrees that the others remedies for breach may be in equity by way of injunctive relief, as well as for damages and any other relief available to the non-breaching party, whether in law or in equity.

6.6 Captions and section headings used in this Agreement are for convenience only and are not a part of this Agreement and shall not be used in construing it.

6.7 If any provisions of this Agreement are held by a court of competent jurisdiction to be invalid under any applicable statute or rule of law, they are to that extent to be deemed omitted and the remaining provisions of this Agreement shall remain in full force and effect.

6.8 This Agreement, including the attached Exhibits, constitutes the entire Agreement between the Buyer and the Seller concerning this transaction, and replaces all previous communications, representations, understandings, and Agreements, whether verbal or written between the Buyer and the Seller or any official or representative of either of them.

6.9 Any dispute relating to the interpretation or performance of this Agreement shall be resolved at the request of either party through binding arbitration. Arbitration shall be conducted in Arapahoe County, Colrado in accordance with the then-existing rules of the American Arbitration Association. Judgment upon any award by the arbitrators may be entered by any State or Federal Court having jurisdiction. The Buyer and the Seller intend that this Agreement to arbitrate and be irrevocable.
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7.0  THE SELLER WILL PROVIDE.


In witness whereof, the Buyer and the Seller have executed this Agreement as of the day and year first written above.

Buyer                                       Seller
-----------------------------               -----------------------------
By                                          By
-----------------------------               -----------------------------
Name                                        Name
-----------------------------               -----------------------------
Title                                       Title


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                                    Exhibit A


Product, Inventory and Supplies


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                                    Exhibit B


Accounts Receivable


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                                    Exhibit C


Certain Assets of the Business

     Description: Office furniture, office and manufacturers equipment, computer equipment, other machines and equipment

     Serial number / Fixed Asset Account number


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                                    Exhibit D


Current Agreements

     Sales Orders / Agreements

     Contracts, Leases, Licenses, Insurance Policies, Fidelity and Contract Bonds, and other Agreements


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                                    Exhibit E


     Accounts Receivable Trade-Out Transactions


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                                    Exhibit F


     Accrued Vacation Time